EMPYREAN BIOSCIENCE, INC.
                     2238 WEST LONE CACTUS DRIVE, SUITE 200
                           PHOENIX, ARIZONA 85027-2613
                                      PROXY

The undersigned hereby appoints _______________ and ______________ and each of them, proxies, with power of substitution and revocation, acting unanimously and voting or if only one is present and voting then that one, to vote the shares of stock of EMPYREAN BIOSCIENCE, INC. which the undersigned is entitled to vote, at the annual meeting of stockholders to be held at the above address on _____________ at ____, Arizona time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present:

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                (reverse of card)


                FOR all nominees            WITHHOLD
             listed at right (except  authority to vote for
                as marked to the       all nominees listed
                 contrary below)              below
I. ELECTION                                                  NOMINEES:
   OF                 [ ]                      [ ]           Stephen D. Hayter
   DIRECTORS:                                                Andrew J. Fishleder
                                                             Robert G.J. Burg II
                                                             Michael Cicak
                                                             Lawrence D. Bain
                                                             Richard C. Adamany
                                                             Bennett S. Rubin


INSTRUCTION: TO WITHHOLD AUTHORITY TO
VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
A LINE THROUGH THAT NOMINEE'S NAME AT
RIGHT.


                                                     FOR     AGAINST     ABSTAIN
2.   APPROVAL OF MERGER AGREEMENT                    [ ]       [ ]         [ ]
     BETWEEN EMPYREAN DELAWARE AND
     EMPYREAN WYOMING


3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ALL OTHER MATTERS THAT PROPERLY MAY BE PRESENTED AT THE MEETING.


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THIS  PROXY IS  SOLICITED  ON  BEHALF  OF THE  BOARD OF  DIRECTORS  OF  EMPYREAN
BIOSCIENCE,  INC. AND WILL BE VOTED FOR THE ELECTION OF DIRECTORS  UNLESS MARKED
TO WITHHOLD AUTHORITY AND WILL BE VOTED IN ACCORDANCE WITH ANY SPECIFICATION INDICATED HEREON; IN THE ABSENCE OF A SPECIFICATION AS TO ANY PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE SIGN AND DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

The undersigned hereby revokes proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment thereof.

Signature of Stockholder: _____________________________ Date:_____________, 1999

FIRST CLASS MAIL IMPORTANT: PLEASE SIGN AND RETURN PROMPTLY PROXY MATERIAL ENCLOSED. (Please sign exactly as name appears on this proxy, indicating, where proper, official position or representative capacity).